Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of RadView Software Ltd.

Date: May 15, 2003	/s/ Ilan Kinreich
Ilan Kinreich
President and Chief Executive Officer

Date: May 15, 2003	/s/ Brian E. LeClair
Brian E. LeClair
Vice President and Chief Financial Officer